                                                                    EXHIBIT 4.19


                                 TENTH AMENDMENT

                         Dated as of September 25, 2000

         This TENTH AMENDMENT (this "AMENDMENT") among DEL MONTE FRESH PRODUCE
(UK) LTD., an English limited company ("FRESH UK"), WAFER LIMITED, a Gibraltar corporation ("WAFER"), DEL MONTE FRESH PRODUCE INTERNATIONAL INC., a Liberian corporation ("FRESH INTERNATIONAL"), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation ("FRESH N.A."), FRESH DEL MONTE PRODUCE INC., a Cayman Islands company ("FRESH PRODUCE"), and GLOBAL REEFER CARRIERS, LTD., a Liberian corporation ("GLOBAL REEFER") (Fresh UK, Wafer, Fresh International, Fresh N.A., Fresh Produce and Global Reefer are referred to herein collectively as the "BORROWERS" and each individually as a "BORROWER"); the banks, financial institutions and other institutional lenders listed in the signature pages hereof as Lenders (the "Lenders"); the Issuing Bank and the Swing Line Bank; and CO_PERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
NEW YORK BRANCH ("RABOBANK"), as syndication agent, administrative agent and collateral agent for the Lenders (the "ADMINISTRATIVE AGENT").

PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Administrative Agent, the Issuing Bank, the Swing Line Bank and certain of the Lenders are parties to a Revolving Credit Agreement dated as of May 19, 1998 (as amended, modified or supplemented from time to time prior to the date hereof, the "CREDIT AGREEMENT").

         (2) Each of the Borrowers desires to amend the Credit Agreement to, among other things, revise certain financial covenants as of the date hereof, and each of the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders has severally agreed to the requested amendments, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

         SECTION 1. AMENDMENTS TO ARTICLE I. Article I of the Credit Agreement, DEFINITIONS, is hereby amended by adding the following definitions thereto in appropriate alphabetical order, and deleting in their entirety any existing definition of any the following, respectively, currently set forth therein:



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         (a) "APPLICABLE MARGIN" means for any Borrower on any date of determination, the applicable percentage indicated below which corresponds to the Leverage Ratio of Fresh Produce indicated below:


-------------------------------------------- ------------------- --------------------- ----------------------
                                             Applicable Margin    Applicable Margin    Applicable Margin
                                               for LIBO Rate        for LIBO Rate      for Unused Revolving
              Leverage Ratio                   Advances under     Advances under the   Commitments
                                               the Term Loan     Revolving Commitment
                                                 Commitment
-------------------------------------------- ------------------- --------------------- ----------------------
Greater than 4.50 to 1.00                          3.25%                2.75%          0.500%
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 4.50 to 1.00 but             3.00%                2.50%          0.475%
greater than 3.75 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 3.75 to 1.00 but             2.75%                2.25%          0.450%
greater than 3.0 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 3.0 to 1.00, but             2.25%                1.75%          0.425%
greater than 2.5 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 2.5 to 1.00, but             2.00%                1.50%          0.400%
greater than 2.0 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 2.0 to 1.00, but             1.75%                1.25%          0.350%
greater than 1.5 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 1.5 to 1.00, but             1.50%                1.00%          0.300%
greater than 1.0 to 1.00
-------------------------------------------- ------------------- --------------------- ----------------------
Less than or equal to 1.0 to 1.00                  1.25%                0.75%          0.250%
-------------------------------------------- ------------------- --------------------- ----------------------



The Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time at the end of each fiscal quarter based on the financial statement for the most recently ended fiscal quarter and the three immediately preceding completed fiscal quarters; PROVIDED, HOWEVER, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) and (c) or 5.03(k), as the case




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may be, and a certificate of the Chief Financial Officer of Fresh Produce demonstrating such ratio, attaching thereto a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by Fresh Produce in determining such Leverage Ratio, and (B) if Fresh Produce has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b), (c) or (k), as the case may be, the Applicable Margin shall be the highest interest rate margin set forth above with respect to the applicable Advances and Unused Revolving Commitments, respectively, for so long as such information has not been received by the Administrative Agent.

         (b) "CONSOLIDATED EBITDA" means, for Fresh Produce for any period, the sum, determined on a Consolidated basis, of (a) Consolidated Net Income (or net loss), plus, without duplication and to the extent included in the calculation of such Consolidated Net Income (or net loss), (b) the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) non-cash write-offs of European Union banana distribution licenses acquired in connection with the BMB Acquisition, in each case of Fresh Produce and its Subsidiaries, determined in accordance with GAAP for such period.

         (c) "FIXED CHARGES COVERAGE RATIO" means, with respect to Fresh Produce for any period, the ratio of (a)(i) Consolidated EBITDA of Fresh Produce for such period, LESS (ii) Capital Expenditures made during such period (excluding Capital Expenditures made after September 30, 1999, in connection with Fresh Produce's distribution centers and fresh-cut operations facilities located in North America in an aggregate amount of up to $55,000,000), LESS (iii) payments of taxes made during such period, to (b) Consolidated Fixed Charges.

         SECTION 2. AMENDMENT TO SECTION 5.04. Section 5.04 of the Credit Agreement, FINANCIAL COVENANTS, is hereby amended by deleting such section in its entirety and replacing such section with the following:

                  "SECTION 5.04 FINANCIAL COVENANTS. Each of the Borrowers covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Required Lenders shall have otherwise consented in writing thereto:

         (a) MAXIMUM LEVERAGE RATIO. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain as of the end of each fiscal quarter of Fresh Produce a Leverage Ratio for such fiscal quarter and the three immediately preceding complete fiscal quarters of Fresh Produce, of not more than the ratio set forth below for such quarter:



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                -------------------------------------- ---------------------
                QUARTER ENDING                         MAXIMUM RATIO
                -------------------------------------- ---------------------
                March 2000, June 2000                  3.75 to 1.00
                -------------------------------------- ---------------------
                September 2000, December 2000          4.75 to 1.00
                -------------------------------------- ---------------------
                March 2001                             5.75 to 1.00
                -------------------------------------- ---------------------
                June 2001                              4.50 to 1.00
                -------------------------------------- ---------------------
                September 2001 and thereafter          3.75 to 1.00
                -------------------------------------- ---------------------


         (b) MINIMUM TANGIBLE NET WORTH. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain as of the end of each fiscal quarter of Fresh Produce a Tangible Net Worth of not less than an amount equal to the sum of (i) U.S.$135,000,000, plus (ii) an amount equal to 50% of cumulative Consolidated Net Income of Fresh Produce for all fiscal quarters ending on and after March 27, 1998 (as previously adjusted to take into effect the IAT acquisition).

         (c) MINIMUM INTEREST COVERAGE. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain at the end of each fiscal quarter of Fresh Produce, a ratio of Consolidated EBITDA to Consolidated interest expense for such fiscal quarter and the three immediately preceding completed fiscal quarters of Fresh Produce, of not less than the ratio set forth below for such quarter:

                -------------------------------------- ---------------------
                QUARTER ENDING                         MINIMUM RATIO
                -------------------------------------- ---------------------
                March 2000, June 2000                  2.50 to 1.00
                -------------------------------------- ---------------------
                September 2000, December 2000, March   2.00 to 1.00
                2001
                -------------------------------------- ---------------------
                June 2001 and thereafter               2.50 to 1.00
                -------------------------------------- ---------------------


         (d) MINIMUM FIXED CHARGES COVERAGE RATIO. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain as of the end of each fiscal quarter of Fresh Produce a Fixed Charges Coverage Ratio for such fiscal quarter



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and the three immediately preceding completed fiscal quarters of Fresh Produce, of not less than the ratio set forth below for such quarter:

                -------------------------------------- ---------------------
                QUARTER ENDING                         MINIMUM RATIO
                -------------------------------------- ---------------------
                March 2000, June 2000                  1.15 to 1.00
                -------------------------------------- ---------------------
                September 2000, December 2000, March   0.60 to 1.00
                2001
                -------------------------------------- ---------------------
                June 2001                              1.00 to 1.00
                -------------------------------------- ---------------------
                September 2001                         1.15 to 1.00
                -------------------------------------- ---------------------
                December 2001, March 2002, June        1.20 to 1.00
                2002, September 2002
                -------------------------------------- ---------------------
                December 2002, March 2003 and          1.25 to 1.00
                thereafter
                -------------------------------------- ---------------------


         SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of Fresh Produce and the other Borrowers represents and warrants as follows:

         (a) The execution, delivery and performance by each Loan Party of this Amendment and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws; (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or




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performance by any Loan Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

         (c) This Amendment and each other document required to be delivered by a Loan Party hereunder has been duly executed and delivered by each Loan Party thereto, and constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         (d) The representations and warranties contained in Article IV of the Credit Agreement, and in each of the Security Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

         (e) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective as of the date first set forth above when the Administrative Agent shall have received, in form and substance satisfactory to it:

                  (a) This Amendment, duly executed by the Borrowers, the Administrative Agent and the Required Lenders; and

                  (b) Such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

         SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Amendment as set forth in Section 4 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         (c) The execution, delivery and effectiveness of this Amendment shall not except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.



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         SECTION 6. COSTS, EXPENSES AND TAXES. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of New York.

         SECTION 9. FINAL AGREEMENT. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Amendment shall constitute a Loan Document for all purposes.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:                 DEL MONTE FRESH PRODUCE (UK) LTD., as Borrower

                           By:      /s/ JOHN F. INSERRA
                              --------------------------------------------------
                           Title:  Director

                           DEL MONTE FRESH PRODUCE, NA. INC., as Borrower

                           By:      /s/ JOHN F. INSERRA
                              --------------------------------------------------
                           Title:   Executive Vice President and Chief
                                    Financial Officer


                           WAFER LIMITED, as Borrower

                           By:      /s/ JOHN F. INSERRA
                              --------------------------------------------------
                           Title:  Director

                           DEL MONTE FRESH PRODUCE INTERNATIONAL INC., as Borrower

                           By:      /s/ JOHN F. INSERRA
                              --------------------------------------------------
                           Title:  Director



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                                  FRESH DEL MONTE PRODUCE INC., as Borrower


                                  GLOBAL REEFER CARRIERS, LTD., as Borrower
                                  By:      /s/ JOHN F. INSERRA
                                     -----------------------------------------
                                  Title:   Executive Vice President and Chief
                                           Financial Officer




ADMINISTRATIVE AGENT:             COOPERATIEVE CENTRALE RAIFFEISEN-
                                  BOERENLEENBANK B.A., "Rabobank
                                  Nederland", New York Branch, as
                                  Administrative Agent, Collateral Agent
                                  and Lender

                                  By:      /s/ MICHAEL VM VANDER VOORT
                                     -----------------------------------------
                                  Title: Executive Director



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LENDERS:

                                            ABN AMRO BANK N.V. NEW YORK BRANCH

                                            By:      /s/ RONALD C. SPURGA
                                               ---------------------------------

                                            Title:   Vice President

                                            By:      /s/ CHRISTOPHER M. PLUMB
                                               ---------------------------------

                                            Title:   Vice President

                                            AGFIRST FARM CREDIT BANK

                                            By:      /s/ JOHN W. BURNSIDE JR
                                               ---------------------------------

                                            Title:   Vice President

                                            ARTESIA BANK LUXEMBOURG

                                            By:      /s/ FRED MATYN
                                               ---------------------------------

                                            Title:   General Manager

                                            By:
                                               ---------------------------------

                                            Title:


                                            BANQUE ARTESIA NEDERLAND N.V.

                                            By:      /s/ HDR FLEDDERNS
                                               ---------------------------------

                                            Title:   Senior Vice President -
                                                     Finance



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                                    BANK OF AMERICA, N.A.

                                    By:      /s/ CASEY COSGROVE
                                       ----------------------------------------
                                    Title:   Vice President

                                    BANQUE FRANCAISE DE L'ORIENT

                                    By:      /s/ N. L TAUF
                                       ----------------------------------------
                                    Title:   Vice President

                                    By:
                                       ----------------------------------------
                                    Title:


                                    BANQUE NATIONALE DE PARIS, CHICAGO BRANCH

                                    By:      /s/ ARNAUD COLLIN DU BOCAGE
                                       ----------------------------------------
                                    Title:   Executive Vice President and
                                             General Manager

                                    BARCLAYS BANK PLC

                                    By:      /s/ CARLOS A. MIER
                                       ----------------------------------------
                                    Title:   Vice President

                                    CHRISTIANIA BANK OG KREDITKASSE ASA,
                                    NEW YORK BRANCH

                                    By:      /s/ MARTIN LUNDER
                                       ----------------------------------------
                                    Title: Senior Vice President

                                    By:      /s/ HANS CHR. KJESLRUD
                                       ----------------------------------------
                                    Title: Senior Vice President



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                                 DEUTSCHE FINANCIAL SERVICES

                                  By:      /s/ STEPHEN D. METTS
                                     ------------------------------------------
                                  Title:   Vice President

                                 FARM CREDIT BANK OF WICHITA

                                  By:      /s/ TRAVIS W. BALL
                                     ------------------------------------------
                                  Title: Assistant Vice President

                                  FARM CREDIT SERVICES OF AMERICA, FLCA

                                  By:      /s/ BRUCE P. ROUSE
                                     ------------------------------------------
                                  Title:   Vice President Commercial Lender

                                  FIRST UNION NATIONAL BANK

                                  By:      /s/ DAWN P WEISS
                                     ------------------------------------------
                                  Title:   Vice President

                                  THE FUJI BANK, LIMITED

                                  By:      /s/ NOBUOKI KOIKE
                                     ------------------------------------------
                                  Title:   Vice President

                                  HARRIS TRUST AND SAVINGS BANK

                                  By:      /s/
                                     ------------------------------------------
                                  Title:   Vice President



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                                            SUNTRUST BANK

                                            By:      /s/ BRIAN M. DAVIS
                                               ---------------------------------
                                            Title:   Director

                                            UNION BANK OF CALIFORNIA, N.A.

                                            By:      /s/ HAGOD V. JAZMADARIAN
                                               ---------------------------------
                                            Title:   Vice President

                                            U.S. BANCORP AG CREDIT, INC.

                                            By:      /s/
                                               ---------------------------------
                                            Title:   Vice President

                                            WACHOVIA BANK N.A.

                                            By:      /s/
                                               ---------------------------------
                                            Title: Senior Vice President




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